SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest
event reported) July 19, 2006
SWIFT TRANSPORTATION CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	0-18605	86-0666860

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of principal executive offices)	(Zip Code)
(602) 269-9700

(Registrant’s telephone number,
including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4
EX-10.1
Ex-10.2
EX-10.3
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On July 18, 2006, the Board of Directors of Swift Transportation Co., Inc., a Nevada corporation (the “Company”), declared a dividend payable July 31, 2006 of one right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (“Common Stock”), of the Company held of record at the close of business on July 31, 2006 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of July 18, 2006 (the “Rights Agreement”), between the Company and Mellon Investors Services LLC, as Rights Agent (the “Rights Agent”). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Participating Preferred Stock, $0.001 par value (“Participating Preferred Stock”), for $150 (the “Exercise Price”), subject to adjustment.
     The Rights will be evidenced by the Common Stock certificates until the close of business on the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the time of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. A Flip-in Date will occur on the tenth business day after any Stock Acquisition Date (as defined below) or such earlier or later date and time as the Board of Director of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A Stock Acquisition Date means the first date on which the Company announces that a person or group has acquired 20% or more of the Company’s Common Stock (the “Stock Acquisition Date”). An Acquiring Person is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 20% or more of the outstanding shares of Common Stock, which term shall not include (i) the Company, any subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any person who is the Beneficial Owner of 20% or more of the outstanding Common Stock as of the date of the Rights Agreement and who has continuously been since the date of the Rights Agreement the Beneficial Owner of 20% or more of the outstanding shares of Common Stock until such time as such Person becomes the Beneficial Owner (other than by means of a stock dividend or stock split) of an additional .01% of the outstanding shares of Common Stock, (iii) any person who shall become the Beneficial Owner of 20% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires an additional .01% of the outstanding shares of Common Stock, other than through a stock dividend or stock split, (iv) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Stock without any plan or intent to seek or affect control of the Company if such Person promptly divests sufficient securities such that such 20% or greater Beneficial Ownership ceases or (v) any Person who Beneficially Owns shares of Common Stock consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares owned by such Person and its Affiliates and Associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Common Stock, acquired by Affiliates and Associates of such Person after the time of such grant. The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.
     The Rights will not be exercisable until the Business Day (as defined in the Rights Agreement) following the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below) (ii) the close of business on July 18, 2009 and (iii) the date on which the Rights are redeemed as described below (in any such case, the “Expiration Time”).
     The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

     In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.
     Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each share of Common Stock so issuable.
     In the event that prior to the Expiration Time the Company enters into, consummates or permits to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a binding statutory share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or statutory share exchange, the Acquiring Person controls the Board of Directors of the Company or is the Beneficial Owner of 90% or more of the outstanding shares of Common Stock and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Stock or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate thereof or (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time of such sale or transfer of assets or at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (a “Flip-over Transaction or Event”), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its Affiliates and Associates counted together as a single Person.
     The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.01 per Right) (the “Redemption Price”), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.
     In addition, not earlier than ninety business days, nor later than one hundred and twenty business days, after the commencement of a “Qualifying Offer” (which has not been terminated and which continues to be a “Qualifying Offer”), stockholders (other than the offeror and its affiliates and associates) that hold in the aggregate at least 10% of the outstanding shares of Common Stock may request that the Board of Directors of the Company call a special meeting of stockholders (a “Special Meeting Demand”). The record date for determining the stockholders eligible to request such a meeting will be the ninetieth business day following commencement of the Qualifying Offer. The Board of Directors of the Company will cause the Special Meeting to be held within ninety business days following the Special Meeting Demand (the “Special Meeting Period”). At the special meeting, stockholders representing at least a majority of the outstanding shares of Common Stock beneficially owned by persons other than the offeror and any affiliates or associates of the offeror can vote to require the Board of Directors to take such action as would prevent the Rights from interfering with the consummation of the Qualifying Offer.
     A “Qualifying Offer” is an offer that the Board of Directors deems to have the following characteristics:
     (a) a fully financed all-cash tender offer or an exchange offer, made by an offeror that is not an Acquiring Person or an affiliate or associate of an Acquiring Person, offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding shares of Common Stock;
     (b) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act and has not been terminated;
     (c) if the offer includes shares of common stock of the offeror, an offer pursuant to which the offeror shall permit representatives of the Company, including, without limitation, a nationally recognized investment banking firm retained by the Board of Directors of the Company and legal counsel designated by the Company, to have access to such offeror’s books, records, management, accountants and other appropriate outside advisers for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to allow the Board of Directors of the Company to evaluate the offer and make an informed recommendation to the stockholders and to permit, among other things, such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors of the Company with respect to the consideration being offered to the stockholders;
     (d) an offer that is subject only to the minimum tender condition described below in paragraph (g) and other customary terms and conditions, which conditions shall not include any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants and other outside advisers of the Company;
     (e) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 120 business days and, if a Special Meeting Demand is duly delivered to the Board of Directors, for at least 10 business days after the date of the special meeting or, if no special meeting is held within the Special Meeting Period, for at least 10 business days following such Special Meeting Period (the “Qualifying Offer Period”);
     (f) an offer pursuant to which the Company has received an irrevocable written commitment by the offeror that, in addition to the minimum time periods specified in paragraph (e) above, the offer, if it is otherwise to expire prior thereto, will be extended for at least 20 business days after any increase in the price offered, and after any bona fide alternative offer from another person is commenced within the meaning of Rule 14d-2(a) of the Exchange Act;
     (g) an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock beneficially owned by persons other than the offeror and its affiliates and associates being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;
     (h) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;
     (i) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, or otherwise change the terms of the offer in a way that is materially adverse to a tendering stockholder (other than extensions of the offer consistent with the terms thereof);
     (j) an offer pursuant to which the Company has received the written representation and certification of the offeror and, in their individual capacities, the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, that (i) all facts about the offeror that would be material to making a investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), and (ii) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and
     (k) if the offer includes shares of stock of the offeror, (i) it must consist solely of common stock of an offeror that is a publicly owned United States corporation, and whose common stock is freely tradable and is listed or admitted to trading on either the New York Stock Exchange, Inc. or the NASDAQ National Market System, (ii) no stockholder approval of the offeror is required to issue such common stock, or, if required, has already been obtained, (iii) no person (including such person’s affiliates and associates) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, and (iv) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act of 1933, as amended (the “Securities Act”); including, without limitation, the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer.
     For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer.
     The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.
     The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed on or prior to the Flip-in Date, before the consummation of such transaction.
     As of July 17, 2006 there were 100,368,705 shares of Common Stock issued (of which 74,844,448 shares were outstanding and 25,524,257 shares were held in treasury) and 4,720,659 shares reserved for issuance pursuant to employee benefit plans. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.
     The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Change in Control Agreements
     On July 17 and 18, 2006, Swift Transportation Co., Inc. (the “Company”), pursuant to authorization by the Compensation Committee and the Board of Directors, respectively entered into amended and restated Change in Control Agreements, which were originally entered into in October 2005 (each, a “CiC Agreement”), with the following nine executives:
•	Robert Cunningham, Chief Executive Officer and President
•	Samuel Cowley, Executive Vice President, General Counsel and Secretary
•	Glynis Bryan, Executive Vice President and Chief Financial Officer
•	Michele Calbi, Vice President
•	Richard Stocking, Executive Vice President
•	Jeffrey Riley, Executive Vice President
•	Mark Martin, Executive Vice President
•	Steve Attwood, Vice President
•	Barbara Kennedy, Vice President
     As amended and restated, all nine CiC Agreements include additional protections for the executives and clarifications with respect to what circumstances constitute a change in control, and under what circumstances the executives may terminate their employment with the Company for “good reason” and collect severance following a change in control. The amended and restated CiC Agreements allow for a good reason resignation by the executives for any reason in the seventh month following the occurrence of a change in control. In addition, the CiC Agreements provide that if Mr. Cunningham’s employment is terminated without cause or for good reason following a change in control, this circumstance will constitute “good reason”

for the other eight executives to terminate their employment as well. None of the amendments to the CiC Agreements provide for any increased or additional monetary benefits for any of the executives.
     The foregoing description of the amended and restated CiC Agreement entered into with Mr. Cunningham is qualified in its entirety by reference to the CiC Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01.
     The foregoing description of the amended and restated CiC Agreements entered into with the other eight executives is qualified in its entirety by reference to the form of CiC Agreement attached hereto as Exhibit 10.2 to this Form 8-K in the case of Mr. Cowley, Ms. Bryan and Ms. Calbi and to the form of CiC Agreement attached hereto as Exhibit 10.3 to this Form 8-K in the case of Messrs. Stocking, Riley, Martin, Attwood and Ms. Kennedy, both of which forms are incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
(4) Stockholder Protection Rights Agreement, dated as of July 18, 2006 (the “Rights Agreement”), between Swift Transportation Co., Inc. (the “Corporation”) and Mellon Investors Service, LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Corporation.
(10.1) Amended and Restated Change in Control Agreement, dated July 18, 2006, between Swift Transportation Co., Inc. and Robert Cunningham.
(10.2) Form of Amended and Restated Change in Control Agreement for Mr. Cowley, Ms. Bryan and Ms. Calbi.
(10.3) Form of Amended and Restated Change in Control Agreement for Messrs. Stocking, Riley, Martin, Attwood and Ms. Kennedy.
(99.1) Press release, dated July 19, 2006, issued by the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFT TRANSPORTATION CO., INC.

/s/ Glynis Bryan
By:	Glynis Bryan
Chief Financial Officer
Date: July 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
(4)	Stockholder Protection Rights Agreement, dated as of July 18, 2006 (the “Rights Agreement”), between Swift Transportation Co., Inc. (the “Corporation”) and Mellon Investors Service LLC, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of the Corporation.

(10.1)	Amended and Restated Change in Control Agreement, dated July 18, 2006, between Swift Transportation Co., Inc. and Robert Cunningham.

(10.2)	Form of Amended and Restated Change in Control Agreement for Mr. Cowley, Ms. Bryan and Ms. Calbi.

(10.3)	Form of Amended and Restated Change in Control Agreement for Messrs. Stocking, Riley, Martin, Attwood and Ms. Kennedy.

99.1	Press release, dated July 19, 2006, issued by the Company.